EQUITY ONE, INC.

www.equityone.net

CVS/pharmacy
KOHL'S
ROSS
DRESS FOR LESS
FRESH MARKET
LOWE'S
BED BATH & BEYOND
LA FITNESS
STARBUCKS COFFEE
TJ·maxx

NAREIT REITWeek
 Presentation
June 2009

Equity One is a safe harbor in the storm.

1. Well-located and productive grocer-anchored shopping centers
2. A healthy financial structure with modest leverage and ample liquidity
3. Disciplined allocators of capital
4. Limited development commitments with anchors in place
5. A management team focused on building a long-term track record of relative outperformance
An investment in Equity One is an investment in:

 (1) Excludes EQY developments/redevelopments non-retail properties, land held, EQY joint ventures and DIM Vastgoed properties. 2008 NOI is Cash NOI and includes management fee expense.

 (2) Data is for a 3-mile radius applicable to our respective properties based on the weighted average AMR. Demographic data is as of December 31, 2007.

 (3) Figures calculated based on average per square foot sales, using last available year of sales and rent figures as of December 31, 2008. Major grocers include Publix, Kroger, Winn-Dixie, Supervalu, Albertsons, Food Lion, and Bi-Lo.

 (4) DIM’s reported occupancy as of March 31, 2009 was 90.6%.

We have well-located and productive properties, with
limited exposure to troubled big-box retailers.

• We are an owner and operator of grocer-anchored neighborhood shopping centers. As of
 December 31, 2008, 79% of our NOI was derived from core properties that have a grocery store, one of the highest ratios in our sector. (1)

• Our core properties are primarily found in in-fill markets with healthy trade area demographics(2):
 – Average population: 79,262
 – Average household income: $71,721

• Our grocers are productive and have below market rents:
 – Our average major grocer generates sales of approximately $500/sf while paying an average rent of less than $10/sf.(3)
 – Our Publix stores generated sales of $584/sf in 2008.(3)
 – Our Kroger stores generated sales of $398/sf in 2008.(3)
 – Our Supervalu stores generated sales of $389/sf in 2008.(3)

• We have limited exposure to troubled big-box retailers.
• Occupancy as of March 31, 2009 was 91.5%, down 60bps as compared to 4Q08 and 3Q08. (4)

The quality of our portfolio is reflected in the NOI we
derive from highly productive grocer anchors.

(1) Figures as of December 31, 2008. Excludes EQY developments/redevelopments, non-retail properties, land held, EQY joint ventures and DIM Vastgoed properties. Excludes centers that do not have grocers or those where grocers do not report sales. 2008 NOI is Cash NOI and includes management fee expense.
2008 NOI Distribution of Grocer Sales PSF (1)
Grocer Sales PSF	% of NOI
>$650	33%
$550-$649	10%
$450-$549	16%
$350-$449	25%
<$350	16%
Strong grocer sales are a critical data point supporting leasing efforts and the overall valuation of our centers.

Tenant Concentration(1)

(1) Figures as of March 31, 2009. Excludes EQY developments, non-retail properties, EQY joint ventures and DIM Vastgoed properties.
Tenant	Units	Square Feet	% of Total Sq Ft	AMR	% of AMR	Avg AMR PSF

Top twenty tenants
Publix	52	2,303,366	14.4%	$ 18,097,419	10.5%	$ 7.86
Supervalu	7	458,273	2.9%	8,302,236	4.8%	18.12
Kroger	12	679,082	4.2%	5,379,703	3.1%	7.92
Bed Bath & Beyond	8	261,332	1.6%	3,079,214	1.8%	11.78
Winn Dixie	9	398,128	2.5%	2,940,815	1.7%	7.39
LA Fitness	3	144,307	0.9%	2,517,941	1.5%	17.45
CVS Pharmacy	13	143,460	0.9%	2,315,237	1.4%	16.14
TJ Maxx Companies	8	248,658	1.6%	2,239,515	1.3%	9.01
Blockbuster	21	110,669	0.7%	2,220,755	1.3%	20.07
Office Depot	7	179,837	1.1%	2,062,123	1.2%	11.47
Kmart Corp.	5	439,558	2.8%	1,939,705	1.1%	4.41
Food Lion	6	241,934	1.5%	1,850,161	1.1%	7.65
Bi-Lo	4	149,016	0.9%	1,372,730	0.8%	9.21
Dollar Tree	17	184,420	1.2%	1,299,092	0.8%	7.04
Stein Mart	4	158,472	1.0%	1,207,286	0.7%	7.62
Walgreens	5	78,699	0.5%	1,167,746	0.7%	14.84
H&R Block	31	49,764	0.3%	1,043,920	0.6%	20.98
Albertsons	3	175,470	1.1%	991,390	0.6%	5.65
Big Lots	5	169,741	1.1%	978,213	0.6%	5.76
Memorial Healthcare Group	1	61,000	0.4%	925,836	0.5%	15.18

Sub-total top twenty tenants	221	6,635,186	41.6%	$ 61,931,037	36.1%	$ 9.33
Remaining tenants	2,299	7,948,674	49.9%	109,671,569	63.9%	13.80
Sub-total all tenants	2,520	14,583,860	91.5%	$ 171,602,606	100.0%	$ 11.93
Vacant	512	1,358,948	8.5%	NA	NA	NA
Total including vacant	3,032	15,942,808	100.0%	$ 171,602,606	100.0%	NA

We maintain a healthy balance sheet with modest
leverage, ample liquidity, and investment-grade metrics.

• Key leverage ratios:
 • Net debt to total market cap as of April 30, 2009 (1): 47%
 • Net debt as a % of FMV of assets (1) (3): 40%
 • EBITDA to interest expense coverage of 2.2X times as of March 31, 2009. (1)
 • Investment grade credit ratings (Baa3/BBB-) with stable outlooks from both Moody’s and S&P.
• Key liquidity measures:
 • As of April 30, 2009, we had approximately $242.3M of available liquidity in cash, marketable securities, and our line of credit. (1)
 • As of April 30, 2009, we had $192.7M of debt maturing through 2011.(1) (2)
 (1) Includes DIM Vastgoed properties.

 (2) Does not include scheduled principal amortization and excludes $56M of outstanding borrowings on line of credit which can be extended until 2012. All maturities pertain to secured debt

 (3) Based on net debt as of April 30, 2009 and estimated investment property asset FMV as of March 31, 2009.

300
250
200
150
100
50
0
2011
(7.31%)
2010
(8.22%)
2009
(7.80%)
Line of
Credit
Availability
Cash &
Securities
In Millions
Debt Maturities
(as of 4/30/09)(1)
Available Funds
(as of 4/30/09)(1)

www.equityone.net

We have liquidity. Our aggregate remaining maturities from 2009 through 2011 compare favorably to our existing liquidity as of April 30, 2009.

(1) Does not include scheduled principal amortization and excludes $56M of outstanding borrowings on line of credit which can be extended until 2012. All maturities pertain to secured debt. Interest rates shown above represent weighted average interest rates. Amount shown includes DIM Vastgoed properties.

We are disciplined allocators of capital

• Acquired majority control of DIM Vastgoed in 1Q09 in a stock-for-stock transaction.
• Acquired a 9.6% interest in Ramco-Gershenson for $9.0M.
• YTD through May 29, 2009 we have sold 3 outparcels for $4.2M at a 6.7% average cap rate.
• From January through April 30, 2009, we repurchased $36.9M of our debt at 69¢ on the dollar resulting in a gain of approximately $11M. In 2008, we repurchased $88M of our own debt which generated a $6.4M gain.
• Discontinued development business in 1Q07.
• Strong balance sheets are not coincidental! In the past 3 years, we have:
 – Sold over $700M of assets
 – Formed over $300M in joint venture partnerships with CalPERS and DRA Advisors
 – Completed 2 equity offerings totaling $181M (3Q08 and 2Q09)
 – Raised $190M in long-term debt at an average rate of 6.25%
 – Recast our $227M line of credit which does not mature until Oct 2011, with a one year option to extend.

EQUITY ONE

MA
CT
VA
NC
TN
SC
MS
AL
GA
LA
FL

www.equityone.net

We now own a majority of DIM Vastgoed, a Dutch
company that owns 21 shopping centers in our markets.

• In 1Q09, we acquired approximately 1.2 million
 shares of DIM in exchange for issuing 0.9 million
 shares of our common stock.
• We also agreed to buy another approximately 0.8
 million shares of DIM for cash or stock on or before
 January 1, 2011 and, in connection with this
 agreement, acquired the current voting rights of
 these shares.
• Taking into account the company’s previous
 holdings of DIM common stock, Equity One has
 voting control of approximately 74.6% of DIM’s
 outstanding common stock.
• DIM has announced that Tom Caputo has been
 elected to the Supervisory Board.
• Effective June 1, 2009, EQY will assume
 responsibility for leasing the DIM portfolio.

We have limited capital commitments to
development and modest risk due to pre-leasing.

• The cost to complete our three currently active projects is estimated to be only $5.5M.(1)
• At each center, the anchor deals are complete:
 – Publix opened at Sunlake in December 2008.
 – Whole Foods opened at Mandarin Landing in December 2008.
 – Land sold to CVS Pharmacy at Hampton Oaks.
• Grocery anchors at Sunlake and Mandarin started paying $1.5M of annual rent in
 December 2008.
(1)  As of March 31, 2009.

EQUITY ONE

WHOLE FOODS
NOW OPEN

www.equityone.net

Our Mandarin Landing redevelopment features
the first and only Whole Foods in Jacksonville.

Project:
Mandarin Landing
Jacksonville, Florida
Redevelopment Summary:
Replaced a former Publix with a brand new
Whole Foods and renovated the center.

Total Investment(1): $8.8M
Anticipated Stabilization: 4Q09
Before Redevelopment
After Redevelopment
(1)  As of March 31, 2009. Figures represent estimated net costs after sales of outparcels and construction cost reimbursements. Figure includes actual / allocated cost of land.

Our ground-up development at Sunlake
features Publix’s latest prototype store.

Project:
Sunlake
Tampa, Florida

Development Summary:
Publix anchored shopping center as part
of a 155 acre mixed used development
project.

Total Investment(1): $30.3M

Total GLA upon Completion:123,889 SF
Stabilization: 4Q10
(1)  As of March 31, 2009. Figures represent estimated net costs after sales of outparcels and construction cost reimbursements. Figure includes actual / allocated cost of land.

Jeff Olson
CEO
Arthur Gallagher
EVP General Counsel & Sec.
Tom Caputo
President
Mark Langer
CFO & Chief Admin. Officer
Corporate Legal
Legal Leasing
Risk Management
Operations
Development / Redevelopment
Acquisitions/ Dispositions
HR, IT, & Marketing
Accounting
Finance

www.equityone.net

Equity One is led by a dedicated and
focused management team.

Equity One: Stability, Sound Management, and Growth

We are poised to withstand the economic downturn and emerge stronger due to our:
1. Well-located and productive grocery-anchored shopping centers
2. A healthy financial structure with modest leverage and ample liquidity
3. Disciplined allocation philosophy
4. Limited development commitments - existing projects already have anchors in place
5. A dedicated and disciplined management team

Relative Stock Performance

(1) Source: KeyBanc Capital Markets, “The Leaderboard,” 27 May 2009.
(2) Ramco-Gershenson has been excluded from the YTD average. If Ramco-Gershenson had been included, the average would have been -11.3%.
	Total Return (1)

	YTD	2008	2007

Acadia	-5.2%	-38.9%	6.5%
Federal Realty	-16.7%	-22.2%	-0.6%
Kimco	-33.6%	-46.4%	-15.6%
Saul Centers	-26.3%	-22.6%	0.0%
Cedar	-25.7%	-22.0%	-30.0%
Regency	-24.2%	-23.1%	-14.1%
Weingarten	-24.6%	-27.5%	-27.5%
Developers Diversified	3.4%	-63.5%	-35.0%
Ramco-Gershenson (2)		-63.5%	-39.1%
Average	-19.1%	-36.6%	-17.3%

Equity One	-18.9%	-19.0%	-9.1%
EQY Outperformance	0.2%	17.6%	8.2%

Forward Looking Statements

Certain matters discussed by Equity One in this press release constitute forward-looking statements within the meaning of the federal securities laws. Although Equity One believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved.
Factors that could cause actual results to differ materially from current expectations include changes in macroeconomic conditions and the demand for retail space in the states in which
Equity One owns properties; the continuing financial success of Equity One’s current and prospective tenants; continuing supply constraints in its geographic markets; the availability of properties for acquisition; the success of its efforts to lease up vacant space; the effects of natural and other disasters; the ability of Equity One to successfully integrate the operations and systems of acquired companies and properties; and other risks, which are described in
Equity One’s filings with the Securities and Exchange Commission.